                                                                    EXHIBIT 10.4

                                     FORM OF
                                WARRANT AGREEMENT


         THIS AGREEMENT is made and entered into as of the __ day of _________, 2000, by and between PINNACLE FINANCIAL PARTNERS, INC., a Tennessee corporation (the "Corporation"), and _________________________ (the "Warrant Holder").


                               W I T N E S S E T H


         WHEREAS, the Warrant Holder has served as an organizer in the formation of the Corporation and the formation and establishment of Pinnacle National Bank (the "Bank"), the wholly-owned subsidiary of the Corporation; and

         WHEREAS, the Warrant Holder has purchased __________ shares of the Corporation's common stock, $1.00 par value per share (the "Common Stock"), at a price of $10.00 per share; and

         WHEREAS, the Corporation, in recognition of the financial risk undertaken by the Warrant Holder in organizing the Bank and the Corporation and in order to encourage the Warrant Holder's continued involvement in the successful operation of the Corporation and the Bank, desires to issue to the Warrant Holder the right to acquire additional shares of the Corporation's Common Stock.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT OF WARRANT. Subject to the terms, restriction, limitations and conditions stated herein, the Corporation hereby grants to the Warrant Holder the right (the "Warrant") to purchase all or any part of an aggregate of _______________ shares of the Common Stock, subject to adjustment in accordance with Section 7 hereof.

         2. TERM.


                  (a) The term for the exercise of the Warrant begins at 9:00 a.m., Eastern Time, on the first anniversary of the date that the Securities and Exchange Commission delcare effective the Corporation's registration statement on Form SB-2, registration number 333-38018
         (the "Issue Date"), and ends at 5:00 p.m., Eastern Time, on the tenth anniversary of the issuance date (the "Expiration Time"). The Warrant will vest in annual one-third (1/3) increments over a period of three years, beginning on the first anniversary of the Issue Date. The vested portion of the Warrant may be exercised in whole, or from time to time in part, at any time prior to the Expiration Time.

                  (b) Notwithstanding any other provision of this Agreement, if the Bank's capital falls below the minimum requirements as determined by the primary federal or state regulator of the Corporation or the Bank (the "Regulator"), the Regulator may direct the Corporation to require the Warrant Holder to exercise or forfeit his or her Warrant. The Corporation will notify the Warrant Holder within 45 days from the date the Regulator notifies the Corporation in writing that the Warrant Holder must exercise or forfeit this Warrant. The Corporation will cancel the Warrant if not exercised within 21 days of the Corporation's notification to the Warrant Holder. The Corporation agrees to comply with any Regulator's request that the Corporation invoke its right to require the Warrant Holder to exercise or forfeit his or her Warrant under the circumstances stated above.

         3. PURCHASE PRICE. The price per share to be paid by the Warrant Holder for the shares of Common Stock subject to this Warrant shall be $10.00, subject to adjustment as set forth in Section 6 hereof (such price, as adjusted, hereinafter called the "Purchase Price").

         4. EXERCISE OF WARRANT. The Warrant may be exercised by the Warrant Holder by delivery to the Corporation, at the address of the Corporation set forth under Section 10(a) hereof or such other address as to which the Corporation advises the Warrant Holder pursuant to Section 10(a) hereof, of the following:

                  (a) Written notice of exercise specifying the number of shares of Common Stock with respect to which the Warrant is being exercised; and

                  (b) A cashier's or certified check payable to the Corporation for the full amount of the aggregate Purchase Price for the number of shares as to which the Warrant is being exercised.

         5. ISSUANCE OF SHARES. Upon receipt of the items set forth in Section 4, and subject to the terms hereof, the Corporation shall cause to be delivered to the Warrant Holder stock certificates for the number of shares specified in the notice to exercise, such share or shares to be registered under the name of the Warrant Holder. Notwithstanding the foregoing, the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of the Warrant or any portion thereof prior to the fulfillment of the following conditions:

                  (a) The admission of such shares for listing on all stock exchanges on which the Common Stock is then listed;

                  (b) The completion of any registration or other qualification of such shares which the Corporation shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body, which the Corporation shall determine to be necessary or advisable; or

                  (d) The lapse of such reasonable period of time following the exercise of the Warrant as the Corporation may from time to time establish for reasons of administrative convenience.

         The Corporation shall have no obligation to obtain the fulfillment of these conditions; provided, however, the Warrant Holder shall have one full calendar year after these conditions have been fulfilled to exercise his or her Warrant, notwithstanding any other provision herein.

         6. ANTIDILUTION, ETC.

                  (a) If, prior to the Expiration Time, the Corporation shall subdivide its outstanding shares of Common Stock into a greater number of shares, or declare and pay a dividend of its Common Stock payable in additional shares of its Common Stock, the Purchase Price as then in effect shall be proportionately reduced, and the number of shares of Common Stock then subject to exercise under the Warrant (and not previously exercised) shall be proportionately increased.

                  (b) If, prior to the Expiration Time, the Corporation shall combine its outstanding shares of the Common Stock into a smaller number of shares, the Purchase Price, as then in effect, shall be proportionately increased, and the number of shares of Common Stock then subject to exercise under the Warrant (and not previously exercised), shall be proportionately reduced.

         7. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION OR MERGER. If, prior to the Expiration Time, there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of shares provided for in Section 6 hereof), or any consolidation or merger of the Corporation with another entity, the Warrant Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Corporation or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and in any case, appropriate adjustment (as determined by the Board of Directors of the Corporation in its sole discretion) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Warrant Holder to the end that the provisions set forth herein (including the adjustment of the Purchase Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as may reasonably be practicable, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

         8. NOTICE OF ADJUSTMENTS. Upon any adjustment provided for in Section 6 or Section 7 hereof, the Corporation, within thirty (30) days thereafter, shall give written notice thereof to the Warrant Holder at the address set forth under
Section 10(a) hereof or such other address as the Warrant Holder may advise the Corporation pursuant to Section 10(a) hereof, which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

         9. TRANSFER AND ASSIGNMENT.

                  (a) During Warrant Holder's lifetime, this Warrant and any rights thereunder shall be exercisable only by the Warrant Holder (or by the Warrant Holder's guardian or legal representative, should one be appointed). Except assignments or transfers made by will or under the laws of descent and distribution, this Warrant or any rights thereunder may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant excepted as provided for in this Section 9 shall be null and void and without legal effect.

                  (b) Shares of Common Stock acquired by exercise of the Warrant granted hereby may not be transferred or sold unless the transfer is exempt from further regulatory approval or otherwise permissible under applicable law, including state and federal securities laws, and will bear a legend to this effect.

         10. MISCELLANEOUS.

                  (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or facsimile transmission, or if mailed, by postage prepaid first class mail, on the third business day after mailing, to the following address (or at such other address as a party may notify the other hereunder):


                  To the Corporation:

                           Pinnacle Financial Partners, Inc.
                           The Commerce Center
                           211 Commerce Street, Suite ____
                           Nashville, TN 37201
                           Attention:  M. Terry Turner, President


                  To the Warrant Holder:

                           ------------------------------------------

                           ------------------------------------------

                           ------------------------------------------



                  (b) The Corporation covenants that it has reserved and will keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

                  (c) No holder of this Warrant, as such, shall be entitled to vote or receive dividends with respect to the shares of Common Stock subject hereto or be deemed to be a shareholder of the Corporation for any purpose until such Common Stock has been issued.

                  (d) This Warrant Agreement shall constitute the entire agreement contemplated by the Corporation and the Warrant Holder and may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought.

                  (e) This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (f) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee.



            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed hereto, and the Warrant Holder has executed this Warrant under seal, all as of the day and year first above written.

                                 PINNACLE FINANCIAL PARTNERS, INC.


                                 By:
                                     -------------------------------------
                                     M. Terry Turner
                                     President and Chief Executive Officer



                                 WARRANT HOLDER


                                                                          (SEAL)
                                 -----------------------------------------
                                 Print Name:
                                             -----------------------------